Travel Dynamics, Inc.
                 Convertible Debenture: ($10,000 per Debenture)
                                  10% Interest

Number:                                Number of Debentures:        One
                                                            --------------------

                                                 Face Value:      $10,000
                                                            --------------------

         This  Certificate  evidences  that          is  the  registered  holder
of one Convertible Debenture(s) standing in the holder's name on the books of the Company and entitling the holder of record to the following interest payments and rights of conversion; but subject to the following terms set-out below and on the back side of this instrument:

         1.0  Interest.  Interest  will  begin  to  accrue  on  this  instrument
         commencing  on the issue date         , being the date of the  offering
         close. Interest is payable at ten per cent (10%) simple annual interest computed on the face value and paid quarterly from the interest commencement date and continuing for each quarter until this instrument matures, is called or converted. Interest will be pro rated on a daily basis in the event of a call or conversion, or maturity.

         2.0 Maturity Date. This instrument matures and is redeemable for its face value on January 2, 2015. Any accrued interest will be paid through the date of redemption, but no interest will be paid after the date of redemption.

         3.0 Conversion Right. At anytime after the issue date of this instrument, this instrument may be converted at its face value by the holder to common shares of the Company at the rate of one dollar per share ($1.00/share). No partial conversion will be allowed. Upon conversion and physical surrender of this instrument, properly endorsed, the holder will be issued the appropriate number of restricted common stock of the Company, (10,000 per Debenture). THE CONVERSION RIGHT EXPIRES ON THE SECOND ANNIVERSARY DATE OF THIS INSTRUMENT.


DATED this        day of        , 1999.
          --------      --------

                                                        (Seal)
By
  ------------------------------------
    James Piccolo
    President

                                               Terms continued on back.

         4.0 Calls. The Company may call this Debenture and require its surrender for the face value plus ten per cent (10%) of such face value at anytime after the first anniversary date of this instrument. At the time of any call any accrued interest will be pro rated and paid. Provided further, upon notice of call, the legal holder may convert to common stock, as described above, within thirty (30) days of being given written notice of any such call.

         5.0  Restricted  Security.  This  Debenture and any  Conversion  Common
         Shares  is  a  restricted   security  which  has  been  issued  without
         registration. As a result:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER STATE OR FEDERAL LAW. CONSEQUENTLY, NO SALE, TRANSFER, EXCHANGE, PLEDGE OR OTHER ASSIGNMENT OF THIS CONVERTIBLE DEBENTURE OR RESULTING STOCK, OR ANY INTEREST THEREIN, MAY OCCUR WITHOUT REGISTRATION OR A QUALIFIED EXEMPTION FROM REGISTRATION AS APPROVED IN ADVANCE BY LEGAL COUNSEL FOR THE ISSUER.


         For value received, the undersigned does hereby sell, assign and transfer (or surrender for conversion to cash or shares) unto:

                                          PLEASE INSERT SOCIAL SECURITY OR OTHER
                                               IDENTIFYING NUMBER OF ASSIGNEE

             PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE
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Convertible  Debenture(s)  represented by the within Certificate,  and do hereby irrevocably constitute and appoint

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Attorney  to  transfer  the said  Convertible  Debenture(s)  on the books of the within-named Corporation with full power of substitution in the premises. Dated,

------------------------------------



                                           -------------------------------------
                                                   Signature of Holder


 ----------------------------------        -------------------------------------
        Signature Guarantee                 Initial Here if Conversion or Call